EXHIBIT 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Ambow Education Holding Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jin Huang, the President and Chief Executive Officer (Principal Executive Officer) of the Company, respectively certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and not deemed filed.

April 21, 2015

/s/ Jin Huang
Name:	Jin Huang
Title:	President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.